ARTICLES OF INCORPORATION
                                       OF
                          WASATCH PHARMACEUTICAL, INC.

The undersigned incorporator, being a natural person 18 years of age or more and desiring to form a body corporate under the laws and constitution of the state of Utah, does hereby sign, verify, and deliver, in duplicate, tot he Division of Corporations and Commercial Code of the state of Utah these Articles of Incorporation for the above-named corporation (hereinafter referred to as the "Corporation"):

                                    ARTICLE I
                                      NAME

         The name of the Corporation shall be:

                          WASATCH PHARMACEUTICAL, INC.


                                   ARTICLE II
                               PERIOD OF DURATION

         The Corporation shall continue in existence perpetually unless sooner dissolved according to law.


                                   ARTICLE III
                               PURPOSE AND POWERS

         The Corporation is organized for the purpose or purposes of researching, developing, manufacturing, and market medical devices and engaging in any lawful act or activity for which corporation may be organized under the laws of the state of Utah and to exercise all powers permitted hereby.

                                   ARTICLE IV
                                AUTHORIZED SHARES

         The Corporation shall have authority to issue a total of 51,000,000 shares, consisting of 1,000,000 shares of preferred stock having a par value of $0.001 per share (hereinafter referred to as "Preferred Stock") and 50,000,000 shares of common stock , par value $0.001 per share (hereinafter referred to as the "Common Stock").

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         The authority to issue the Preferred Stock shall be vested in the board of directors. Furthermore, the board of directors is vested with the authority to fix and determine the powers, qualifications, limitations, restrictions, designations, rights, preferences, or other variations of each class or series within each class which the Corporation is authorized to issue. The above described authority of the board of directors to fix and determine may be exercised by corporate resolution from time to time as the board of directors sees fit.

                                   ARTICLE V
                                  COMMON STOCK

         The Common Stock shall be non-assessable and shall not have cumulative voting rights or pre-emptive rights. In addition, the Common Stock shall have the following powers, preferences, rights, qualifications, limitations, and restrictions:

                  (i) the holders of the Common Stock shall be entitled to received such dividends, if any, as may be declared from time to time by the board of directors;

                  (ii) After payment of all liabilities the holders of the Common Stock shall be entitled to receive all of the remaining assets of this Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by each; and

                  (iii) except as may otherwise be required by law or these Articles of Incorporation, each holder of Common Stock shall have one vote in respect to each share of Common Stock held by such holder on each matter voted upon by the shareholders; no shareholder shall be entitled to cumulate his vote for the election of directors or for any other reason.

                                   ARTICLE VI
                            CONTROL SHARE ACQUISITION

         No shareholder shall have the right to demand payment for his or her shares in the event of a control share acquisition as provided in section 61-6-12 of the Utah Control Shares Acquisition Act or successor statute of like tenor, which section shall not be applicable to the Corporation.

                                   ARTICLE VII
               TRANSACTIONS WITH INTERESTED DIRECTORS AND OFFICERS

         No contract or other transaction between the Corporation and any other firm or corporation shall be affected by the fact that a director or officer of the Corporation has an interest, in or is

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a  director  or officer  of,  such other  firm or  corporation.  Any  officer or director, individually or with others, may be a party to, or may have an interest in, any transaction of the Corporation or any transaction in which the Corporation is a party or has as interest. Each person who is now or may become an officer or director of the Corporation is hereby relieved from liability that he or she might otherwise incur in the event such officer or director contracts with the Corporation, individually or is behalf or another corporation or entity, in which he or she may have an interest; provided, that such officer or director acts is good faith.

                                  ARTICLE VIII
                             LIMITATION ON LIABILITY

         A director of the Corporation shall have no personal liability to the Corporation or is shareholders for monetary damages for breach of fiduciary duty, except:

                  (i) for any breach of a director's duty of loyalty to the Corporation or its shareholders;

                  (ii) for acts or omissions not is good faith or which involve intentional misconduct or a knowing violation of law;

                  (iii) for liability arising from any action under section 16-10a-841 of the Utah Revised Business Corporation Act as it may from time to time be amended or any successor provision thereto; or

                  (iv) for any transaction from which a director derived as improper personal benefit.

                                   ARTICLE IX
               INDEMNIFICATION OF OFFICERS, DIRECTORS, AND OTHERS

         The Corporation shall have the power to indemnify each director. officer, employee, or agent of the Corporation and their respective heirs, administrators, and executors against all liabilities and expenses reasonable incurred in connection with any action, suit, or proceeding to which he or she may be made an officer, employee, or agent of the Corporation, to the full extent permitted by the laws of the state of Utah now existing or as such laws may hereafter be amended.

         The Corporation shall leave the power to indemnity any person who was or is a party or is threatened to be made a party to say threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees,

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judgements,  fines,  and amounts paid in  settlement,  actually  and  reasonable incurred by him or her in connection with the defense or settlement of the action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such a person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court in which the action or suit was brought shall determine on application that, despite the adjudication of liability, but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

                                    ARTICLE X
                      DISTRIBUTIONS IN PARTIAL LIQUIDATION

         The board of directors of the Corporation may, from time to time distribute to the shareholders in partial liquidation, out of capital or capital surplus of the Corporation, a portion of its assets, in cash or property, to the full extent permitted by the Utah Revised Business Corporation Act, as now existing or as hereafter.

                                   ARTICLE XI
                           RIGHT TO ACQUIRE OWN SHARES

         The Corporation shall have the right to redeem, purchase, take, receive, or otherwise acquire, hold, own, pledge. transfer, or otherwise dispose of its own shares to the extent of unreserved and unrestricted capital surplus available therefor.

                                   ARTICLE XII
                                   AMENDMENTS

         The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions in its Articles of incorporation from time to time in accordance with the laws of the state of Utah. and all rights conferred on stockholders herein are granted subject to this reservation.

                                  ARTICLE XIII
                         ADOPTION OR AMENDMENT OF BYLAWS

         The initial bylaws of the Corporation shall be adopted by its board of directors. The power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the board of directors, but the shareholders of the corporation may also alter, amend or repeal the bylaws or

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adopt rev bylaws.  The bylaws ray contain arty provisions Boo tar regulation and management of the alga of the Corporation not inconsistent with Utah Revised Haws Corporation Act, as now existing or as hereafter amended, or these Articles of Incorporation.

                                   ARTICLE XIV
                     REGISTERED OFFICE AND REGISTERED AGENT

         The address of the Corporation's registered office in the state of Utah is 714 East 7200 South, Midvale, Utah 84047. The now of its initial registered agent at such office is David K. Giles. Either the registered office or the registered agent may be changed in the manner provided for by law.

                                   ARTICLE XV
                           INITIAL BOARD OP DIRECTORS

         The governing board of the Corporation shall be known as the board of directors, and the number of directors comprising the board of directors shall be fixed by the bylaws of the Corporation, provided that the number of shall not be less than one. The name and address of the member of the initial board of directors to serve until the first annual meeting of shareholders and until his or her successor is elected and shall qualify is as follows:

          NAME                                     ADDRESS
          ----                                     -------

          Gary V. Heesch                714 East 7200 South, Midvale,  UT 84047

                                   ARTICLE XVI
                                  INCORPORATOR

         The name and address of the incorporator signing these Articles of Incorporation is as follows:

          NAME                                     ADDRESS
          ----                                     -------

          Gary V. Heesch                714 East 7200 South, Midvale,  UT 84047


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         The undersigned,  being the incorporator of the Corporation hereinafter before named, does make and file these Articles of Incorporation, hereby declaring that the facts contained herein are true.

         Dated this 10th day of January, 1996.


                                                       /s/ Gary V. Heesch
                                                       ------------------
                                                       Gary V. Heesch


STATE OF UTAH        )
                     :ss
COUNTY OF SALT LAKE  )

         On this 10th day of January, 1996, before me. Elliott N. Taylor, a Notary Public, personally appeared Gary V. Heesch, who upon being first duly sworn, declared to me that he is the sole incorporator of Wasatch Pharmaceutical, Inc., and acknowledged to me that he executed the foregoing articles of incorporation as his free act and dead.


  NOTARY PUBLIC                              /s/ Elliott N. Taylor
ELLIOTT N. TAYLOR                            ---------------------
                                             Elliott N. Taylor, Notary Public




         I. David K. Giles,  hereby accept  appointment  at registered  agent of
Wasatch   Pharmaceutical,   Inc.,  as  named  in  the   foregoing   Articles  of
Incorporation.



                                             /s/ David K. Giles
                                             ---------------------
                                             David K. Giles


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